                               RESELLER AGREEMENT

AGREEMENT, dated as of this 10th day of February, 1997, by and between Metrocall, Inc., a Delaware Corporation (hereinafter referred to as "Metrocall") with its principal business at 6677 Richmond Highway, Alexandria, VA 22306, and Bell Atlantic Paging. Inc., a Delaware Corporation (hereinafter referred to as "BAPCO") with its principal business at 1719A Route 10, Suite 300, Parsippany, NJ 07054.

                                   WITNESSETH

         WHEREAS, Metrocall provides paging, voice mail, pagers, paging equipment, and related communication services (collectively the "Metrocall Services"); and

         WHEREAS, BAPCO wishes to obtain from Metrocall the non-exclusive right to resell to subscribers ("BAPCO's Subscribers") the Metrocall Services on the terms and conditions set forth in this Reseller Agreement.

 1.      LICENSE

         A. Metrocall grants to BAPCO a non-exclusive license to resell Metrocall Services to subscribers in accordance with the rules and regulations of the Federal Communications Commission. Except as referenced in Section 4C, if the rules and regulations of the FCC change, and such changes materially alter the duties of either party under this Agreement, such party may terminate this Agreement, transfer or move subscribers to another carrier or network.

         B. BAPCO is hereby authorized by Metrocall to distribute Metrocall services to agents, subagents or resellers for Metrocall Services licensed to BAPCO under this Agreement provided that:

              (i) BAPCO is responsible for the observance by its sublicensees of each term and condition of this Agreement.

              (ii) BAPCO is liable for any payments due to Metrocall under this Agreement related to the actions of BAPCO's agents, subagents, or resellers.

         C. Metrocall reserves the right to promote, solicit, lease, sell or otherwise market Metrocall Services and products directly and indirectly to subscribers wherever such subscribers are located. Metrocall may not knowingly solicit BAPCO's Subscribers.

         D. Metrocall shall work in good faith with BAPCO to address changes in market conditions as they occur. Metrocall further agrees that it will provide to BAPCO all services that it offers to other Resellers or to its own subscribers, unless Metrocall is prohibited from offering certain services to resellers by the terms of any agreement with a vendor providing Metrocall with services. Notwithstanding the foregoing prohibition, if Metrocall permits any other reseller to obtain such service, then BAPCO shall have the right to similarly obtain such service, at a mutually agreed upon and negotiated rate.

         E. Paging Service Warranty. Metrocall hereby warrants and represents that, at all times, the Metrocall Service, (a) shall comply with the specifications set forth in Exhibit C, attached hereto and incorporated herein by reference, (b) shall be consistent with industry standards applicable to services substantially similar to the Metrocall Services,
         (c) shall be fit for use in the manner intended, (d) shall not, and does not, infringe any trademark, trade secret, patent, copyright or other intellectual property right of any party; and (e) shall be compatible for use with the Equipment. Metrocall further warrants and represents that it is duly authorized to offer the Metrocall Services in the Territory, and that it is in compliance with all laws, regulations, and orders applicable to, and has filed and obtained all necessary permits and governmental approvals for the provision and resale of, the Metrocall Services. BAPCO hereby acknowledges that service interruptions in the provision of Metrocall Services may occur due to circumstances beyond Metrocall's control, or because of required repair or maintenance activities. Accordingly, in the absence of negligence or willful misconduct on the part of Metrocall or any of its employees, representatives or subcontractors, Metrocall's sole liability for a loss of, or an error or distortion in, a message resulting solely from the interruption of the Metrocall Service shall be a prorated credit for the charges applicable to the Metrocall Service for the duration of said interruption, provided such interruption lasts for a period of two (2) hours or longer, if such interruptions materially impact BAPCO's Subscribers. BAPCO shall notify Metrocall within forty five (45) days after the interruption of any such requests for credit. BAPCO's agreements with Subscribers covering the provision of Metrocall Services shall contain language reflecting the limitation of liability set forth in the preceding sentence, which limitation of liability shall apply not only to BAPCO but also to the supplier of the Metrocall Services.

         F. Metrocall Service Problems. BAPCO hereby agrees to report to Metrocall any material problems with respect to the Metrocall Services or the Equipment that it becomes aware of. Metrocall hereby agrees to address and resolve promptly any material complaints or concerns raised by BAPCO or BAPCO's Subscribers with respect to the Metrocall Services or the Equipment.

         G.

              (i) Notwithstanding anything contained herein or in the Agreement to the contrary, should changes in Metrocall's rates, changes in the paging system reliability, or market conditions change such that BAPCO, in its reasonable discretion, becomes commercially uncompetitive, BAPCO will, in good faith, immediately attempt to negotiate a solution with Metrocall. If, within ten (10) days thereafter, BAPCO and Metrocall are unable to reach a mutually acceptable solution, BAPCO may, in its sole discretion, terminate this Agreement upon ninety (90) days written notice.

              (ii) Notwithstanding anything contained herein or in the Agreement to the contrary, should market conditions change or should problems arise with the quality or reliability of Metrocall Services such that BAPCO, in its discretion, becomes commercially uncompetitive with respect to the services contained in this Agreement, BAPCO shall have the right to sell BAPCO Subscribers, paging equipment related to them, and associated accounts and receivables (the "Subscriber Assets") to any person, partnership, firm or corporation who agrees to be bound by all terms and conditions of the Agreement. Metrocall shall have the right of first refusal to match any such offer. In the event that BAPCO determines in good faith that the bona fide offer was undervalued as a result of the existence of Metrocall's right of first refusal, then Metrocall shall purchase the Subscriber Assets at fair market value pursuant to Section 1.G.(iii).

              (iii) With respect to the foregoing paragraph, in the event BAPCO is unable to sell the Subscriber Assets to any person, partnership, firm, or corporation, Metrocall agrees to purchase Subscriber Assets under mutually acceptable terms and conditions, for the fair market value as determined by a mutually acceptable "Big Six" accounting firm.

              (iv) Except as provided for in Section 1.G.(ii), there shall be no restriction on the ability of BAPCO to sell its Subscriber Assets, paging equipment, and subscriber lists at anytime, in its sole discretion.

2.       TERM

         A. The initial term of this Agreement shall be for three (3) years from the date first above written and may be renewed for additional 1 year terms, upon BAPCO's notice to Metrocall at least ninety (90) days prior to the expiration of the then current term of its intention to renew this Agreement; provided that this Agreement may be terminated in accordance with Section 8.

         B. In the event BAPCO does not notify Metrocall of its intention to renew this Agreement per Section 2.A. above, then, during the initial sixty (60) days of the ninety (90) days notice period set forth in
         Section 2.A. above, BAPCO may sell, transfer or assign its Subscriber Assets, subject to Section 1.G.(ii). In the event BAPCO is unable to sell or transfer its Subscriber Assets, Metrocall shall, during the thirty (30) day period immediately following the expiration of such sixty (60) day period, purchase the Subscriber Assets, subject to
         Section 1.G.(iii).

3.       OBLIGATIONS OF METROCALL

         A. Other than as otherwise provided herein, Metrocall agrees to provide BAPCO with access to all Metrocall services, except as limited under Section 1.D of this Agreement, and will use its best efforts to provide continuous service.

         B. Metrocall will provide a monthly statement identifying the number of units billed at the rates provided in Exhibit A.

         C. Metrocall will reasonably assign and coordinate cap codes for the pagers connected to Metrocall Services.

         D. Metrocall will provide BAPCO with documentation and such other materials as appropriate in Metrocall's reasonable judgment to use the Metrocall system.

         E. Metrocall will provide BAPCO with at least sixty (60) days written notice prior to initiating any changes in its network or facilities which may impact BAPCO of BAPCO's Subscribers. BAPCO shall have the right to terminate this Agreement if any such changes materially impact BAPCO obligations or benefits under this Agreement.

         F. Metrocall will maintain the licenses to provide the Metrocall Services hereunder, provided however that if Metrocall is not able to or decides not to continue to provide services to a region or market previously serviced under this Agreement, Metrocall shall reimburse BAPCO for all direct out-of-pocket costs incurred in relocating its Subscribers to new or alternative service providers.

         G. Metrocall agrees to provide BAPCO direct access to its billing system to facilitate the service activation and account maintenance processes. Both Metrocall and BAPCO agree to bear their respective system costs for this arrangement. Metrocall and BAPCO shall each furnish and pay for all equipment and software to enable secure and redundant telecom facilities for this arrangement, at their respective locations.

         H. Metrocall will ensure that its paging network and billing system access meet or exceed the Performance Standards set forth in Exhibit C, except for service interruptions caused by network providers that are beyond Metrocall's reasonable control, subject to Metrocall's continuing responsibility for any credits owing to BAPCO, pursuant to
         Section 1.E.

         I. Metrocall agrees to make available to BAPCO, pagers and paging equipment, as supplies and inventories permit, at price levels no greater than its cost from their equipment suppliers or manufacturers, subject also to the provisions of Section 10. In addition, BAPCO may at its sole cost and expense obtain pagers and paging equipment for sale or rent to BAPCO's Subscribers from other sources, provided such equipment is fully compatible with Metrocall's system requirements.

4.       BAPCO RESPONSIBILITIES

         A. There shall be no obligation for BAPCO to promote Metrocall services above or instead of any other paging services offered by BAPCO. It is understood that BAPCO is non-exclusive and may sell other paging services in addition to or instead of Metrocall services.

         B.   BAPCO will reasonably represent and promote Metrocall services.

         C.

              (i) Reseller agrees that all paging equipment placed in service under this Agreement will be in the format set forth by Metrocall, on Exhibit D hereto, which Exhibit may be reasonably modified from time to time by Metrocall. Provided, however, if such modification results in an additional cost to Reseller due to paging equipment already approved by Metrocall and purchased (e.g. costs to purchase/exchange pagers, mailing, administration, stranded inventory, and other out-of-pocket expenses), Metrocall shall fully reimburse Reseller for such costs and expenses.

              (ii) Metrocall agrees that, for any such changes or modifications to equipment specifications, it will provide BAPCO with reasonable advanced notice. If Metrocall changes paging protocols or formats, such notification shall be given no less than six (6) months in advance. Metrocall and BAPCO will negotiate in good faith to determine a reasonable equipment conversion or modification schedule.

         D. BAPCO will assign cap codes to its Subscribers only from the group of cap codes assigned to BAPCO by Metrocall.

         E. BAPCO will be solely responsible for all sales, pager equipment, service and customer support to BAPCO Subscribers.

         F. BAPCO shall be solely responsible for all billings to and collections from BAPCO Subscribers.

         G. BAPCO has the right to sell, convert, transfer, or otherwise assign BAPCO Subscribers to any other paging system.

5.       COMPENSATION

         A. BAPCO shall pay to Metrocall the charges and fees for services and equipment set forth in Exhibit A.

         B. BAPCO shall be responsible for any fee or surcharge on sale of services to customer made pursuant to this Agreement other than on the gross income of Metrocall.

6.       BILLING

         A. Metrocall shall provide to BAPCO an invoice for all sums due pursuant to this Agreement, and BAPCO agrees to pay all such valid invoices to Metrocall not later than forty-five (45) days after receipt of such invoices. Any disputed amounts, if they cannot be mutually resolved between the parties after good faith negotiation, shall be resolved by arbitration pursuant to the provisions of Section 15. In the event of a billing dispute, BAPCO agrees to pay any invoiced amounts not in dispute.

         B. Except as otherwise provided in Section 12 of this agreement, BAPCO shall be entitled, upon its written request, to a credit for interruptions in service which last in excess of two (2) consecutive hours for transmitter outages, or for any system outages, if such interruptions materially impact BAPCO's Subscribers. Such credit amounts shall be determined on a prorated basis, and applied as a reduction in future invoice(s). Such credits will be applicable only to the affected customers activated on the system(s) or in the coverage area(s) affected by the outage(s). BAPCO shall notify Metrocall within forty five (45) days after the interruption of any such requests for credit.

         Notwithstanding the foregoing, in the event that there are more than two (2) system outages of two (2) hours or more within any twelve (12) month period, BAPCO shall have the right to terminate this Agreement upon thirty (30) days notice.

7.       ADVERTISING, PROMOTION and PUBLICITY

         Each party's logos, trademarks and service marks are and shall be the sole and exclusive property of that party. The other party shall not use such marks or name except with the prior written consent of the owner party and such party shall immediately discontinue any such authorized use upon termination of this Agreement or written notice from the owner party. Neither party shall issue or otherwise permit to be published any press releases or public statements regarding this Agreement without the other party's prior written consent.

8.       DEFAULT

         A.   Default shall comprise of any of the following:

              (i) Failure to make any payment upon non-disputed charges when due.

              (ii) Insolvency, assignment for the benefit of creditors, appointment or sufferance of appointment of a trustee, a receiver or similar officer, or commencement of a proceeding seeking reorganization, rehabilitation, liquidation or similar relief under the bankruptcy, insolvency or similar debtor-relief statutes; if such proceeding cannot be dismissed within ninety (90) days; or

              (iii) Material failure to observe or perform any of the covenants contained in this Agreement or in any other agreement or document executed pursuant hereto.

              (iv) Any action by Metrocall relating to pricing, services, bundling, or product which renders BAPCO uncompetitive in the marketplace, except where limited under Section 1.D. of this Agreement.

         B. In the event either party shall be in default of its obligations under this Agreement, the party not in default shall have the right to terminate this Agreement if the defaulting party fails to cure such default within thirty (30) days of receiving written notice thereof.

9.       ASSIGNMENT

         It is expressly agreed that any assignment of monies shall be void to the extent that it attempts to impose upon BAPCO obligations to the assignee additional to the payment of such monies or to preclude BAPCO from dealing solely and directly with Metrocall in all matters pertaining hereto, including the negotiation of amendments or settlements of amounts due.

It is agreed that either party, upon written notice to the other, may assign this Agreement, in whole or in part, or any of the rights, duties and obligations under this Agreement to its parent, an affiliate or affiliates or to a partnership or partnerships in which the assignor or an affiliate has an interest or to any entity which acquires all or substantially all of the assignor's assets by reason of a merger, acquisition or other business reorganization.

10.     BEST PRICE

         Metrocall represents and warrants that the fees paid by BAPCO do not and shall not exceed those offered to any other reseller or customer for like Services. If Metrocall offers Services to any other customer for lower fees, Metrocall shall promptly offer and provide such lower fee to BAPCO. In addition, if Metrocall provides to any BAPCO parent, affiliate, or subsidiary, any of the services referenced herein, the applicable discounts for such services to BAPCO and its affiliate(s) will be based on their aggregated volumes. Metrocall shall not offer its subscribers rates that are lower than those offered to BAPCO.

         BAPCO shall have the right to audit Metrocall's records to ensure compliance with this section.

11.      AFFILIATES

         The parties agree that the obligations and benefits of the Agreement may apply to BAPCO's parents, affiliates, or subsidiaries if they so elect and that the parent, affiliate, or subsidiary shall sign in each instance, a separate document attached hereto as Exhibit B "Affiliate Agreement" assuming all obligations and liabilities pertaining to such affiliates pursuant to the Agreement. BAPCO shall not be responsible for payment of Affiliate's accounts nor will Affiliate's non-payment affect BAPCO's account.

12.     FORCE MAJEURE, LIMITATION OF LIABILITY AND WARRANTIES

         A. Neither party or its respective Resellers or suppliers of service shall be liable for interruption, delays, errors or defects in transmission, or failure to transmit when caused by act of God, fire, war, acts of Government, civil or military authorities, or other cause beyond its control.

         B. In no event shall either party be liable to the other party for any amount representing loss of profits, loss of business, indirect, special, exemplary, consequential or punitive damages arising from the performance or non-performance of this Agreement or any acts or omissions associated therewith or related to the use of any items or services, whether the basis of the liability is breach of contract or tort (including negligence and strict liability).

         C. The indemnities and obligations herein provided shall continue in full force and effect notwithstanding an effective termination of this Agreement.

13.      RELATIONSHIP OF THE PARTIES

         A. Metrocall and BAPCO agree that at all times during the term of this Agreement each shall endeavor to render prompt, courteous and efficient service to the other and to the public and will be governed by the standards of honesty, integrity, and fair dealing.

         B. The parties hereto are independent contractors. Neither party is authorized to act as an agent for, or legal representative of, the other party nor shall either party have authority to assume or create any obligation on behalf of, or binding upon, the other party. BAPCO shall not represent itself as an agent of Metrocall.

14.      CONFIDENTIALITY

         A. All information which is or has been disclosed in connection with this Agreement by one Party to another Party and which is to be protected hereunder as Proprietary Information of the disclosing Party shall: (1) if writing or other tangible form, be conspicuously labeled as Proprietary, Confidential or the like at the time of delivery; and
         (2) if oral, be identified as Proprietary of Confidential prior to disclosure and confirmed in writing to the contact person. A Party shall have the right to correct any inadvertent failure to designate information as Proprietary by written notification as soon as practical (but in no event later than four (4) business days) after such error is determined. The Party receiving said notification shall, from that time forward treat such information as Proprietary.

         B. Subject to the provisions of Section 8 with respect to any Proprietary Information provided hereunder, the receiving Party shall, for a period of two (2) years from the later of the date of disclosure or the termination of this Agreement, use the same care and discretion to limit disclosure of such Proprietary Information as it uses with similar Proprietary Information of its own which it does not desire to disclose or disseminate, including but not limited to taking steps to:

              (i) restrict disclosure of Proprietary Information solely to its employees, advisors or representatives with a need to know and not disclose such Proprietary Information to any other parties;

              (ii) advise all receiving party employees, advisors or representatives with access to the Proprietary Information of the obligation to protect the Proprietary Information provided hereunder and obtain the employees' advisors' and representatives' agreement in writing to be so bound; and

              (iii) use the Proprietary Information provided hereunder only for purposes expressly provided for herein and for no other purposes.

         C. The obligations imposed upon the Parties hereto shall not apply to Proprietary Information:

              (i)   which is made public by the disclosing Party;

              (ii) which the receiving Party can reasonably demonstrate is already in the possession of the receiving Party and not subject to an existing agreement of confidence;

              (iii) which is received from a third party without restriction and without breach of the Agreement;

              (iv) which is independently developed by the receiving Party as evidenced by its records; or

              (v) which the receiving Party is required to disclose pursuant to a valid order of a court or other governmental body or any political subdivision thereof; provided, however, that the recipient of the Proprietary Information shall first have given notice to the disclosing Party.

         D. Nothing contained in this Agreement shall be construed as granting or conferring any rights by license or otherwise in any Proprietary Information disclosed to the receiving Party. All Proprietary Information shall remain the property of the disclosing Party and upon the termination of this Agreement, all such information shall be returned by the receiving Party to the disclosing Party upon written request. Any abstracts, notes, memoranda or other documents containing any Proprietary Information or any description, summary or analysis of any Proprietary Information shall be destroyed by the receiving Party, which destruction shall be certified in writing by an officer (or several parties, if applicable) of the receiving Party.

15.      CONTROLLING LAW and ARBITRATION

         A. All questions regarding the validity, interpretation, performance and enforcement of the provisions of this Agreement shall be governed by the laws of the Commonwealth of Virginia and any action with respect to this Agreement shall be commenced in Virginia.

         B. Any dispute regarding billing arising under this Agreement shall be submitted to binding arbitration in the City of Alexandria, Virginia under the rules then prevailing of the American Arbitration Association, and judgment upon the award rendered may be entered and enforced in any court of competent jurisdiction.

         C. The party submitting such dispute shall request the American Arbitration Association to:

              (i) Appoint an arbitrator who is knowledgeable in telecommunications and familiar with the telecommunications industry and who will follow the substantive rules of law; and

              (ii)  require the testimony to be transcribed; and

              (iii) Require the award to be accompanied by findings of fact and a statement of reasons for the decision.

         D. In the event of any such arbitration, the Arbitrator shall apportion the Arbitrator's cost according to the award rendered. Each party shall be responsible for its own attorney fees and other costs associated with the arbitration.

16.      NOTICES

         Except as otherwise provided in this Agreement, all notices required or permitted to be given shall be certified mail, postage prepaid, in any post office in the United States, where receipt thereof is confirmed and shall be addressed per the introductory Section of this Agreement, or may be sent by facsimile or by express courier. Either party may change its address by a notice given to the other party in the manner set forth above. All notices shall be effective upon receipt, facsimile, personal delivery, overnight courier, except as otherwise provided herein.

         If to Metrocall:           Metrocall, Inc.

                                    6910 Richmond Highway

                                    Alexandria VA 22306

                                    Attn: Legal Department

                                    cc: Thomas Matthews

                                    Senior Vice President, Operations

         If to BAPCO:               Bell Atlantic Paging Inc.

                                    1719A Route 10, Suite 300

                                    Parsippany NJ 07054

                                    Attn: Director - Finance and Administration

                                    cc: BANM Legal Department

                                    180 Washington Valley Road

                                    Bedminster NJ 07921

17.      NON-EXCLUSIVE ARRANGEMENT

         BAPCO recognizes and agrees that Metrocall and its other Resellers may be marketing and providing the Metrocall services and other paging services to other parties and/or entities and directly to Subscribers in the market areas covered herein. Metrocall may, at its sole discretion, add other Resellers into such market areas, but shall not knowingly solicit BAPCO Subscribers. Metrocall acknowledges and it is hereby agreed that BAPCO shall have no obligation to purchase or sell to subscribers any minimum amount of Metrocall service, and that BAPCO may sell other paging services in addition to or instead of Metrocall services.

18.      NON-CONFLICT

         Each party warrants that no obligation provided for herein is in conflict with any other contractual obligation of either party with any third party.

19.      BINDING EFFECT

         This Agreement and the rights and obligations of the parties shall inure to the benefit of and be binding upon any successor or assignee and any subsidiary, BAPCO, agent, BAPCO or related entity.

20.      SEVERABILITY

         Should any part of this Agreement for any reason be declared invalid by order of any court or regulatory agency, such order shall not affect the validity of any remaining portion, which shall remain in force and effect as if this Agreement had been executed with the invalid portion eliminated if, the intention of the parties would be reflected by the remaining portion of this Agreement without including therein any such part or portion which may, for any reason, be hereafter declared invalid.

21.      NON-WAIVER

         The waiver, express or implied, by either party, of any rights or of any failure to perform or breach by the other party shall not constitute or be deemed a waiver of any other right hereunder or any other failure to perform or breach by the other party, whether of a similar or dissimilar nature.

22.      ALL AMENDMENTS IN WRITING

         This Agreement may not be changed or modified except by a written agreement, executed on behalf of both parties.

23.      ENTIRE AGREEMENT

         The parties have read this Agreement and all of its attachments and agree to be bound by its terms, and further agree that it constitutes the complete statement of the agreement between them which supersedes all proposals, oral or written, and all other communications between them relating to the subject matter of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on behalf of each by a person with full power and authority to bind such party.

                                  Metrocall, Inc.


                                  By: /s/  [ILLEGIBLE]

                                  Title: Executive Vice President & COO

                                  Duly Authorized



                                  BELL ATLANTIC PAGING INC.


                                  By: /s/  [ILLEGIBLE]

                                  Title: President

                                  Duly Authorized

                                    EXHIBIT A

                          PAGING SERVICES AND EQUIPMENT

                                                             Numeric Display *

                      Numbers                Local              Regional**             Nationwide           Nationwide All
                    In Service                                                          Regional                Regions
                  1-200,000                  $2.15                 $2.65                  $4.95                  $8.55
                  200,001-500,000            $2.00                 $2.50                  $4.80                  $8.35
                  500,001 +                  $1.80                 $2.30                  $4.65                  $8.20


              * Includes local pager telephone number, system greeting, and unlimited calls.

                    If used with a toll-free 800 or 888 access number instead of a local pager telephone number, numeric display service includes 200 calls per pager per month; additional calls will be billed at $.10 each.

              ** Regional coverage is defined as local coverage plus one additional local coverage area, e.g. Washington/Baltimore and Philadelphia/Harrisburg/Delaware. For each additional local coverage area, add $0.50.

                                                            Alphanumeric ***

                     Numbers In              Local              Regional**             Nationwide            Nationwide All
                       Service                                                          Regional                Regions
                1-200,000                    $5.55                 $6.05                 $12.95                 $21.50
                200,001-500,000              $5.30                 $5.80                 $12.45                 $21.25
                500,001 +                    $5.00                 $5.50                 $11.95                 $20.95


              *** Includes local pager telephone number, system greeting, and 250 calls per month. Additional calls are $0.10 each.

TERRITORY

Territory is defined as those areas in forty-nine (49) states of the United States where Metrocall is licensed to operate its radio frequencies and to provide paging services. Metrocall currently does not operate in North Dakota, although it has plans to do so in the near future, based on market demand.

NOTE: In above paging service tables, the cost in the applicable volume tier is cumulative, i.e., that cost is to be applied to all paging numbers in service.

                                    EXHIBIT A

                          PAGING SERVICES AND EQUIPMENT

                              AIRTIME RATES - TNPP

              Coverage Area                                 Charge Per Character
Local Market                                                      $.0015
Nationwide One Region                                             $.0025
Nationwide Two Regions                                            $.00435
Nationwide                                                        $.00555

                                   EXHIBIT A

                          PAGING SERVICES AND EQUIPMENT

                                Pager Equipment *

              Manufacturer / Type                                 Purchase Price
Motorola Pronto                                                       $59.00
Motorola Lifestyle Plus                                               $64.00
Motorola Ultra Express                                                $71.00
Motorola Bravo LX                                                     $72.00
Motorola Goldline                                                    $119.00
Motorola Memo Express                                                 $99.00
Motorola Advisor Pro                                                 $139.00
Motorola Advisor                                                     $142.00
NEC Sport II                                                          $56.00
NEC Exec                                                              $64.00



                               Enhanced Services**

              Manufacturer/ Type                                   Monthly Rate
Page Recall                                                             $0.50
VoiceMail***                                 Standard                   $1.50
                                                 Plus                   $3.00
                                            Executive                   $4.00
Custom Greeting                                                         $1.00
Group Call                                                              $1.00
Extended Coverage (per zone)                                            $0.50
Live Operator Dispatch (per call)                                        $0.39
800/888 pager number                                                    $3.00

                             One Touch Services ***

             Manufacturer / Type                                   Monthly Rate
Express Plan                                                           $4.00
Performance Plan                                                       $8.00
Executive Plan                                                        $11.00
Premier Plan                                                          $14.00

* Current Prices, subject to change in Metrocall's costs of equipment from the equipment manufacturers or suppliers.

** See descriptions on Paging Service Specifications -Exhibit C.1.

*** If used with an 800 or 888 toll free access instead of a local pager number, rates include the first 30 minutes of access time each month. Additional minutes will be billed at the rate of 18 cents per minute. This rate applies to both inbound and outbound calling, where available on applicable One Touch Services.

                                    EXHIBIT B

                               AFFILIATE AGREEMENT

This Agreement is dated ______________________, 199___, between Metrocall, Inc., a Delaware corporation ("Metrocall") and ______________________, ("Affiliate").

Reference is made to that certain Agreement between Metrocall and BAPCO, dated ______________________, 199___, a copy of which is annexed hereto ("Agreement"). Metrocall hereby agrees to extend the privileges and benefits of the Agreement in consideration of Affiliates agreement herein to be bound by all convenants and obligations of performance of BAPCO. For all purposes of the Agreement, Affiliate shall be bound to perform its obligations in the same manner as BAPCO is bound under the Agreement and Metrocall shall perform its services in the same manner as it is bound under the Agreement, except as otherwise provided herein. The Affiliate shall not be responsible for payment of BAPCO's accounts nor will BAPCO non-payment affect the Affiliate's account.

Metrocall                                    AFFILIATE:

By:_____________________________             By:_____________________________

Name:___________________________             Name:_____________________________

Title:_____________________________          Title:_____________________________

Date:_____________________________           Date:_____________________________

                                    EXHIBIT C

           PAGING SERVICES, SPECIFICATIONS, AND PERFORMANCE STANDARDS

I. Service Specifications: Metrocall shall provide state of the art, best-in-class paging services in its local, regional, and nationwide networks. The Metrocall Services shall be provided in accordance with the specifications set forth below:

1. Service (Airtime) refers to the Metrocall-provided radio paging service. This service encompasses several steps in the following sequence:
First, Metrocall assigns an access number to each active pager (either a seven digit DID telephone number provided by the local telephone carrier, or a toll-free 800 or 888 DID number or end-to-end (PIN) access number provided by various interexchange carriers). When a caller dials the pager access number, Metrocall switches and processes the call through its paging terminal and, if the subscriber record is valid, accepts the numeric or alphanumeric message that the caller enters using a touch-tone phone or software. Using FCC-assigned radio frequencies, Metrocall encodes the message, relays it via telephone circuit, satellite, or radio link, and broadcasts the signal across the coverage area assigned to the individual pager.

2. Numeric Display Service refers to paging service that alerts the pager user and displays the numeric message (usually a phone number) that the caller enters into the paging terminal.

3. Alphanumeric Service refers to paging service that alerts the pager user and displays the numeric or text message (usually up to 80 characters) that the caller enters into the paging terminal, using a touch-tone phone or messaging software.

4. Local Service refers to paging service coverage (see above) broadcast across and around a major metropolitan area, e.g. local service for the Washington/Baltimore area includes paging coverage as far south as Fredericksburg and Southern Maryland, east to the Eastern Shore of the Chesapeake Bay, north to Aberdeen and Frederick, and west to Warrenton.

5. Regional service refers to paging service coverage that includes local service coverage, plus one additional local service coverage area, e.g., Baltimore/Washington and Philadelphia/Harrisburg/Delaware coverage programmed together is considered regional service.

6. Nationwide Regional Service refers to coverage in any one of six geographic regions, as shown on the Metrocall Nationwide Network Coverage Map, attached hereto and incorporated herein by reference. The six regions include the Northeast, Southeast, Midwest, Southwest. Pacific, and Northwest Region.

7. Nationwide Service refers to coverage in the 860+ cities and towns included in all six regions of Metrocall Nationwide, as detailed on the above-referenced Metrocall Nationwide Network Coverage Map.

8. Paging Recall is an enhanced service option that allows pager users to electronically retrieve all numeric messages that callers have entered into the paging terminal via the pager user's telephone number. Paging recall is a recommended option for travelers who may leave the coverage area and want to ensure they do not miss any numeric messages. This service includes a minimum of 72 hour storage of all new messages.

9. Voice mail is an enhanced service that allows callers to leave a detailed voice message or a numeric message for the pager user. Voice mail service includes message storage, a personal greeting recorded by the pager user, and paging recall. Voice mail service is available in three service plans:
Standard, Plus, and Executive. Features vary on each plan, as follows:

         Voice Mail Plan      Capacity Message        Length            Greeting          Length Storage
         Standard             5 msgs                  30 seconds        30 seconds            24 hr.
         Plus                 10 msgs                 60 seconds        30 seconds            48 hr.
         Executive            20 msgs                 120 seconds       60 seconds            72 hr.

10. System Greeting refers to an enhanced service that provides a pre-recorded greeting to callers when they call the user's pager telephone number. The greeting prompts the caller to enter a numeric message (usually a call-back telephone number) after the tone.

11. Custom Greeting refers to an enhanced service that allows the pager user to record, in his or her own voice, a personalized greeting of up to fifteen (15) seconds.

12. Group Call refers to an enhanced service that allows a predetermined group of pager users to be alerted together and receive the numeric message that the caller enters into the paging terminal, using a single pager telephone number.

13. Extended Coverage refers to additional coverage areas that can be added to a local pager's coverage area. For instance, a local coverage area, plus one additional local coverage area, is marketed as Regional coverage and is one example of extended coverage. A pager user can add multiple coverage zones (also known as coverage regions) to his or her local coverage area.

14. Live Operator Dispatch refers to Metrocall's available operator assisted message dispatch service. Using this enhanced service, anyone in the USA or Canada can call an operator dispatch center toll free, 24 hours a day, and relay a detailed text message to an operator, who then dispatches the message to Metrocall's paging terminal(s). The dispatch operators will answer calls promptly with the greeting, "Welcome to the Bell Atlantic Message Dispatch Center."

15. Toll free 800/888 Pager Number refers to an available service option to substitute a toll-free 800 or 888 DID or end-to-end pager telephone number for a local pager telephone number. This option is available on all services and all coverage areas and is billed at an additional monthly charge.

16. One Touch Advanced Messaging Service refers to the available enhanced service options on the One Touch voice, fax, and numeric messaging platform. Four plans are available: Express, Performance, Executive, and Premier.

Express Plan:                  - 20 messages
                               - 1 - 60 second greeting
                               - 60 second message length
                               - 72 hours of message storage
                               - Receive, create, send reply, and
                                 redirect voice messages
                               - Voice message broadcast

Performance Plan:              - 20 messages
                               - 2 - 60 second greeting
                               - 60 second message length
                               - 72 hours of message storage
                               - Receive, create, send reply, and
                                 redirect voice messages
                               - Voice message broadcast
                               - Meet Me call completion service

Executive Plan:                - 20 messages
                               - 3 - 60 second greeting
                               - 120 second message length
                               - 96 hours of message storage
                               - Receive, create, send reply, and
                                 redirect voice messages
                               - Voice message broadcast / fax message broadcast
                               - Meet Me call completion service
                               - One number forwarding

Premier Plan:                  - 30 messages
                               - 5 - 60 second greeting
                               - 1- 80 second message length
                               - 120 hours of message storage
                               - Receive, create, send reply, and redirect voice
                                 messages
                               - Voice message broadcast / fax message
                                 broadcast
                               - Meet Me call completion service
                               - One number forwarding
                               - Find Me call forwarding service

II.      PAGING NETWORK PERFORMANCE STANDARDS

         1. System Availability:      - 100% availability

         2. Response Time:            - less than one minute
                                      - less than two minutes (system busy hour)

         3. Scheduled Downtime:       - 7 day advance notification
                                      - Off-hours downtime (12:00am - 5:00am)
                                      - No more than two hours per occurrence
                                      - No more than two occurrences per year

         4. Unscheduled Downtime:     - Immediate notification
             (emergency)              - No more than 1 hour downtime

III.     BILLING SYSTEM ACCESS

         1. System Availability:      - 7:00am to 11:00pm - 7 days per week


         2. Telecom Facilities
            Available:                - 100% during hours of system availability


         3. Activation Response
            Time:                     - 60 seconds or less

         4. Test Page:                - Immediately following activation,
                                        subject to Paging Network response time
                                        above.

         5. Scheduled Downtime:       - 7 day advance notification
             (during hours of         - no more than 2 hours per occurrence
              availability)           - no more than 3 occurrences per year

         6. Unscheduled Downtime:     - immediate notification
            (emergency)               - no more than 4 hours downtime

IV.      SUPPORT

         1. Reseller Operational
            Support:                  - 24 hour, 7 day availability,
                                      - hold times less than 1:00 minute during
                                        system availability hours
                                      - hold times less than 2:00 minutes during
                                        other hours
                                      - contact list, with back-up designees and
                                        escalation procedures and contacts,
                                        to include phone, pager and
                                        cellular telephone numbers

         2. Marketing Support:        - designated single point of contact


         3. Billing System Support:   - designated single point of contact
                                      - contact list, with back-up designees and
                                        escalation procedures and contacts, to
                                        include phone, pager and cellular
                                        telephone numbers

                                    EXHIBIT D
                             EQUIPMENT SPECICATIONS


                                 F1ex(TM) Pagers

                                     EXIT E
                              NETWORK COVERAGE MAP